SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 15, 1999


                      SEALED AIR CORPORATION
      (Exact name of registrant as specified in its charter)


        Delaware                  1-12139            No. 65-0654331
(State or other jurisdiction     (Commission        (I.R.S. Employer
of incorporation)                File Number)     Identification Number)


Park 80 East
Saddle Brook, New Jersey                          07663-5291
(Address of principal                             (Zip Code)
executive offices)



Registrant's telephone number, including area code:         (201) 791-7600



                              Not applicable
        (Former name or former address, if changed since last report.)

Item 5.  Other Events.

     The Company's 1999 Annual Meeting will be held on May 21, 1999 in accordance with the Company's By-Laws, and proxy materials are expected to be mailed to the Company's stockholders on or about March 31, 1999. The Company's 1998 Annual Meeting was held on June 26, 1998, delayed from the date provided in the Company's By-Laws due to the closing of the transactions involving the combination of Sealed Air Corporation and the Cryovac packaging business of W. R. Grace & Co. on March 31, 1998.


                            Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SEALED AIR CORPORATION
                                   (Registrant)

                              By   s/WILLIAM V. HICKEY
                                 William V. Hickey
                                 President



Date: March 15, 1999